Exhibit 10.25

AMENDMENT NO. 2 TO EXCLUSIVE AGENCY AGREEMENT DATED DECEMBER 9, 2009

Xinhua Surgical Instruments Co., Ltd. (“Party A” or “Xinhua”) and Bio-Bridge Science, Inc. (“Bio-Bridge” or “ Party B”) hereby at December 9, 2009 enter into the following amendment to the Exclusive Agency Agreement (“the Agreement”) dated March 17, 2008 to replace Section 4 of the Agreement.

4. Territories

In the United States, New Zealand, Australia, and Costa Rica only

This Amendment is in two originals with each Party holding one copy.

Party A: Xinhua Surgical Instruments Co., Ltd.

/s/ Wang Yuquan

Wang Yuquan

General Manager

Party B: Bio-Bridge Science, Inc.

/s/ Liang Qiao

Liang Qiao, M.D.

Chief Executive Officer